                                                                    EXHIBIT 23.3

            CONSENT OF DR. ALLAN SPIVAK, DUKE ENGINEERING & SERVICES

As independent oil and gas consultants, Duke Engineering & Services hereby consents to the use of our reserve report dated as of March 1, 2001 and all references to our firm included in or made a part of the Ivanhoe Energy Inc. Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on or about March 30, 2001.

                                          /s/ DR. ALLAN SPIVAK
                                          --------------------------------------
                                          Dr. Allan Spivak
                                          Duke Engineering & Services

                                          March 13, 2001

                                       E-65